UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 5, 2019

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

BioCryst Pharmaceuticals, Inc. (the “Company”) together with its consolidated subsidiary, MDCP, LLC, a Delaware limited liability company (“MDCP,” and the Company together with MDCP, collectively, the “Borrowers”), entered into a $100 million secured loan facility available in three tranches, as described further below (the “Loan Transaction,” and such loan, the “Loan”) with MidCap Financial Trust, a Delaware statutory trust, as administrative agent and lender (“MidCap”), pursuant to the terms and conditions of that certain Second Amended and Restated Credit and Security Agreement, dated as of February 5, 2019 (the “Credit Agreement”), among the Borrowers, MidCap, and the lenders party thereto from time to time. The Loan will be available in three tranches, with (i) the first tranche (“Tranche 1”) to be comprised of $50 million funded at closing of the Credit Agreement, which includes $30 million of proceeds that are deemed rolled over from the outstanding principal amount under the Prior Credit Agreement (as defined below), (ii) the second tranche (“Tranche 2”) to be comprised of $30 million, and (iii) the third tranche (“Tranche 3”) to be comprised of $20 million, with Tranche 2 and Tranche 3 to be funded upon the completion of certain contingencies related to the Company’s development activities of its product candidates and the establishment of certain financial covenants described below. The Credit Agreement refinances and replaces the Amended and Restated Credit and Security Agreement dated as of July 20, 2018, among the Borrowers, MidCap and the lenders party thereto (the “Prior Credit Agreement”).

The Company is using the proceeds of the new Loan for general corporate purposes.

The Borrowers initially will make interest-only payments, with principal payments for 30 months commencing on July 1, 2020. The interest rate will be a variable interest rate (initially 10.5%), based on an 8% margin plus the one-month LIBOR with a LIBOR floor of 0.5%. Upon execution of the Credit Agreement, the Borrowers are paying to MidCap an origination fee of $350,000, an exit fee accrued under the Prior Credit Agreement of $80,000, and an administrative fee of approximately $90,000. On each annual anniversary of the Closing Date, Borrowers will pay an administrative fee in an amount equal to 0.25% multiplied by the aggregate principal amount of the Loans advanced to Borrower under the Credit Agreement as of such date (after deducting from such amount all permitted voluntary prepayments). Additionally, in connection with the funding of Tranche 2 and Tranche 3, the Borrowers will pay an administrative fee of $75,000 and $50,000, respectively, prorated to account for when in the year Tranche 2 and Tranche 3 are funded.

The funding of Tranche 2 is conditioned upon the Company issuing a public announcement of data which meets the primary endpoint on at least one dose level in the APeX-2 Phase 3 trial for BCX7353 such that the clinical trial is sufficient for filing a new drug application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) and the Company issuing a public announcement of the Company’s definitive intention to file such an NDA. The funding of Tranche 3 is conditioned upon the Company issuing a public announcement of its receipt of FDA approval of BCX7353 for hereditary angioedema prophylaxis and agreement between the Borrowers and MidCap regarding the unrestricted cash and minimum revenue covenants described below.

All unpaid principal and accrued interest is due and payable in full no later than December 1, 2022. Upon repayment in full, the Borrowers are obligated to pay a final payment fee equal to 4.84%, 5.00% and 5.00% of a base amount equal to the amount of applicable commitments under Tranche 1, Tranche 2 and Tranche 3, respectively, that have been funded, less the amount of any partial exit fees previously paid as described in the last sentence of this paragraph. In addition, the Borrowers may prepay all or any portion of the Loan in $1,000,000 increments at any time, and may be required to prepay the Loan on the occurrence of certain events, including without limitation (and subject to customary exceptions), the Borrowers’ receipt of the proceeds of casualty events and certain other asset dispositions. Both optional and mandatory prepayments may be subject to a prepayment premium of: (i) 3% of the Loan amount prepaid in the first year of the Loan and (ii) 2% of the Loan amount prepaid in the second year of the Loan. There will be no prepayment premium if the prepayment is made in the third year of the Loan and thereafter. Upon partial repayment, the Borrowers are obligated to pay a partial payment fee equal to 4.84%, 5.00% and 5.00% of the aggregate principal amount of Tranche 1, Tranche 2 and Tranche 3, respectively, being prepaid at such time.

The obligations of the Borrowers under the Credit Agreement are secured by a first priority lien in favor of MidCap on substantially all of the Company’s and its subsidiaries’ existing and after-acquired assets, excluding certain specified assets of the Borrowers, but including any proceeds thereof, which is consistent with the Prior Credit Agreement. The Borrowers reaffirmed the security interests in favor of MidCap that they granted in connection with entering into the Prior Credit Agreement, and entered into other customary ancillary and collateral documents.

Under the Credit Agreement, the Borrowers are subject to affirmative covenants which are customary for financings of this type, including the obligations of the Borrowers to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly and annual financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect their intellectual property and regulatory permits and (vii) generally protect the collateral granted to MidCap. The Borrowers are also subject to financial covenants requiring that the Borrowers maintain a minimum amount of unrestricted cash, which will initially be $25 million of unrestricted cash until the funding of Tranche 2, $40 million of unrestricted cash following the later of the funding of Tranche 2 or January 1, 2020 but before the funding of Tranche 3, and then at an amount to be agreed by the parties following the funding of Tranche 3. Additionally, prior to the funding of Tranche 3, the parties will agree to a minimum revenue covenant that will be in place for certain periods following the funding of Tranche 3. The Credit Agreement also contains customary negative covenants that place restrictions on the Borrowers’ ability to, among other things, dispose of or transfer assets, engage in mergers or acquisitions, incur debt, and grant liens, so long as the Loan is outstanding.

Further, the Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material agreements or material indebtedness, certain events of bankruptcy and insolvency, material court orders or judgments, a change of control, and certain adverse regulatory determinations. If an event of default occurs and is not cured within any applicable grace period or is not waived, MidCap and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, termination of commitments under the Credit Agreement and collection upon the collateral securing the Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 6, 2019, the Company issued a press release describing the Loan Transaction. The information furnished on Exhibit 99.1 is incorporated by reference under this Item 7.01 as if fully set forth herein. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: our Credit Agreement contains restrictions that limit our flexibility in operating our business; these restrictions could cause us to be unable to pursue business opportunities that we or our stockholders may consider beneficial without the lender’s permission or without repaying all Credit Agreement obligations; and the funding of future tranches requires satisfaction of additional conditions and may not be available as expected. Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in the Company’s projections and forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 6, 2019 entitled “BioCryst Strengthens Cash Position with Flexible $100 Million Debt Facility”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: February 6, 2019	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer